Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan, Cabaletta Bio, Inc. 2025 Inducement Plan and Cabaletta Bio, Inc. 2019 Employee Stock Purchase Plan of our report dated March 23, 2026, with respect to the consolidated financial statements of Cabaletta Bio, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 23, 2026